Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Preferred Restaurant Brands, Inc. (the “Company”), on Form 10-Q for the nine months ended May 31, 2015 (the “Report”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Kenneth Antos, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2015

/s/Kenneth Antos
Kenneth Antos
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer)